Exhibit 10.10

KENSINGTON CAPITAL ACQUISITION CORP.

1400 Old Country Road, Suite 301

Westbury, New York 11590

September 1, 2020

Simon Boag

622 Mountain View Avenue

Mountain View, CA  94041

Re:	Services Agreement

Dear Simon:

This letter agreement by and between Kensington Capital Acquisition Corp. (the “Company”) and Simon Boag (the “Provider”), will confirm our agreement that:

(i)

Commencing on the date the Company’s initial business combination (the “Business Combination”) with QuantumScape Corporation (“QuantumScape”) is completed and continuing until the first anniversary of the date thereof (the “Term”), the Provider shall provide such administrative and other services as may be reasonably requested by the Company in order to assist the Company in connection with the post-closing integration of QuantumScape.  Such services will (without limitation) include the provision of auto industry expertise and coordination of access to the Company’s former directors. In exchange therefor, the Company shall pay to the Provider the sum of $240,000 in advance, payable at or promptly following completion of the Business Combination;

(ii)

In consideration of the foregoing payment, the Provider shall, and shall cause his affiliates not to, directly or indirectly, engage or participate in, or render services to (whether as owner, operator, member, stockholder, manager, consultant, strategic partner, employee or otherwise) any business, product or service engaged in any business competitive with the business proposed to be conducted by QuantumScape as of the date hereof or at any time during the Term (a “Competing Business”); provided, however, that the Provider will not be in breach of this clause (ii) solely by reason of his ownership, together with that of his affiliates, of 2% or less of a Competing Business’ voting capital stock if (i) such Competing Business is publicly-traded and (ii) the Provider and his affiliates do not control the operation or management of such Competing Business;

(iii)	In the event the Provider shall fail to satisfy his obligations hereunder, the Company shall be entitled to recoup from the Provider the amounts paid to him hereunder;
(iv)

The Provider shall provide the services to the Company hereunder as an independent contractor and, as such, the Provider shall be free to exercise his own discretion and judgment in the performance of such services;

(v)

The Company shall not withhold federal, state or local taxes with respect to the compensation payable to the Provider hereunder, and the Provider shall bear sole responsibility for the payment of all taxes due in connection with such compensation; and

(vi)

The Provider hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York that apply to contracts made and performed entirely within such State.  The parties hereby agree that any action arising out of this Agreement shall be brought in the state or federal courts located in the City of New York, irrevocably submit to the exclusive jurisdiction of any such court and waive any objection that such party may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same.  EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Signature Page Follows]

Very truly yours,

KENSINGTON CAPITAL ACQUISITION CORP.

By:	/s/ Justin Mirro
Name:	Justin Mirro
Title:	Chairman and Chief Executive Officer

Agreed:

/s/ Simon Boag
SIMON BOAG

[Signature Page to Services Agreement]

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